Exhibit 21

                         Subsidiaries of the Registrant


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                                       SUBSIDIARIES OF THE REGISTRANT





                                                                Percentage of       State of Incorporation
        Parent                            Subsidiary              Ownership             or Organization
----------------------------------------------------------------------------------------------------------

                                                                                            >C>
AMB Financial Corp.                 American Savings, FSB            100%                   Federal
American Savings, FSB               NIFCO, Inc.                      100%                   Indiana
NIFCO, Inc.                         Ridge Management, Inc.           100%                   Indiana


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